                                                                    EXHIBIT 4.11


                             SUBSCRIPTION AGREEMENT

                                   dated as of

                                December 22, 1999

                                  by and among

                     DLJ MERCHANT BANKING PARTNERS II, L.P.,
                    DLJ MERCHANT BANKING PARTNERS II-A, L.P.,
                         DLJ OFFSHORE PARTNERS II, C.V.,
                         DLJ DIVERSIFIED PARTNERS, L.P.,
                        DLJ DIVERSIFIED PARTNERS-A, L.P.,
                             DLJMB FUNDING II, INC.,
                         DLJ MILLENNIUM PARTNERS, L.P.,
                        DLJ MILLENNIUM PARTNERS-A, L.P.,
                             DLJ EAB PARTNERS, L.P.,
                                DLJ ESC II L.P.,
                              DLJ FIRST ESC, L.P.,


                         THERMADYNE HOLDINGS CORPORATION

                                       and

                               THERMADYNE MFG. LLC

                        relating to the purchase and sale

                                       of

            Junior Subordinated Notes due 2009 of Thermadyne Mfg. LLC

                                       and

                   Warrants to Purchase Shares of Common Stock
                       of Thermadyne Holdings Corporation

                                TABLE OF CONTENTS

                             ----------------------


                                                                                             PAGE
                                                                                             ----

                                             ARTICLE 1
                                            DEFINITIONS

SECTION 1.01.  Definitions......................................................................1

                                             ARTICLE 2
                                         PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale................................................................5
SECTION 2.02.  Closing..........................................................................5
SECTION 2.03.  Purchase Price Allocation........................................................5

                                             ARTICLE 3
                           REPRESENTATIONS AND WARRANTIES OF THE ISSUERS

SECTION 3.01.  Corporate Existence and Power....................................................6
SECTION 3.02.  Corporate Authorization..........................................................6
SECTION 3.03.  Noncontravention.................................................................6
SECTION 3.04.  Capitalization; Indebtedness.....................................................7
SECTION 3.05.  Subsidiaries.....................................................................8
SECTION 3.06.  Parent 34 Act Reports............................................................8
SECTION 3.07.  Litigation.......................................................................8
SECTION 3.08.  Environmental Matters............................................................8
SECTION 3.09.  Licenses and Permits.............................................................9
SECTION 3.10.  Financial Statements.............................................................9
SECTION 3.11.  Investment Company Act...........................................................9
SECTION 3.12.  Registration Obligations........................................................10
SECTION 3.13.  No Violation of Regulation G, T, U or X.........................................10
SECTION 3.14.  No Ratings Decline..............................................................10
SECTION 3.15.  No Material Change..............................................................10
SECTION 3.16.  No Solicitation.................................................................10
SECTION 3.17.  Labor Matters...................................................................11
SECTION 3.18.  Accounting Controls.............................................................11
SECTION 3.19.  Intellectual Property...........................................................11
SECTION 3.20.  Indenture.......................................................................12
SECTION 3.21.  No Registration.................................................................12
SECTION 3.22.  Certificates....................................................................12


                                                                                             PAGE
                                                                                             ----

                                             ARTICLE 4
                           REPRESENTATIONS AND WARRANTIES OF THE BUYERS

SECTION 4.01.  Corporate/Partnership Existence and Power.......................................12
SECTION 4.02.  Corporate/Partnership Authorization.............................................12
SECTION 4.03.  Governmental Authorization......................................................12
SECTION 4.04.  Noncontravention................................................................13
SECTION 4.05.  Purchase for Investment.........................................................13
SECTION 4.06.  Litigation......................................................................13
SECTION 4.07.  Finders' Fees...................................................................13

                                             ARTICLE 5
                                     COVENANTS OF THE PARTIES

SECTION 5.01.  Best Efforts; Further Assurances................................................14
SECTION 5.02.  Certain Filings.................................................................14
SECTION 5.03.  Public Announcements............................................................14

                                             ARTICLE 6
                                       CONDITIONS TO CLOSING

SECTION 6.01.  Conditions to Obligations of each Party.........................................14
SECTION 6.02.  Conditions to Obligation of the Buyers..........................................15
SECTION 6.03.  Conditions to Obligation of the Issuers.........................................16

                                             ARTICLE 7
                                     SURVIVAL; INDEMNIFICATION

SECTION 7.01.  Survival........................................................................17
SECTION 7.02.  Indemnification.................................................................18
SECTION 7.03.  Procedures......................................................................18

                                             ARTICLE 8
                                           MISCELLANEOUS

SECTION 8.01.  Notices.........................................................................19
SECTION 8.02.  Amendments and Waivers..........................................................20
SECTION 8.03.  Expenses........................................................................20
SECTION 8.04.  Successors and Assigns..........................................................20
SECTION 8.05.  Governing Law...................................................................20
SECTION 8.06.  Jurisdiction....................................................................21
SECTION 8.07.  WAIVER OF JURY TRIAL............................................................21


SECTION 8.08.  Counterparts; Third Party Beneficiaries.........................................21
SECTION 8.09.  Appointment of Agent............................................................21
SECTION 8.10.  Entire Agreement................................................................22
SECTION 8.11.  Captions........................................................................22
SECTION 8.12.  Enforcement of Voting Rights....................................................22

                                             EXHIBITS

Exhibit A-- Form of Notes, including attached Form of Indenture
Exhibit B-- Form of Registration Rights Agreement
Exhibit C-- Form of Warrants

                                             SCHEDULE

Schedule 3.05 -- Subsidiaries

                             SUBSCRIPTION AGREEMENT


         AGREEMENT dated as of December 22, 1999 by and among DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., DLJ ESC II L.P. and DLJ First ESC, L.P., (each of the foregoing, a "DLJ BUYER", and collectively, the "DLJ BUYERS" and sometimes referred to as the "BUYERS"), Thermadyne Holdings Corporation, a Delaware corporation ("PARENT"), and Thermadyne Mfg. LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (the "COMPANY").

                              W I T N E S S E T H :

         WHEREAS, the Buyers desire to purchase, and Parent and the Company desire to issue and sell to the Buyers, the Securities (as defined below), upon the terms and subject to the conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no securityholder of Parent shall be deemed an Affiliate of any other securityholder of Parent or any Subsidiary solely by reason of any investment in Parent. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "CLOSING DATE" means the date of the Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means the Common Stock, par value $0.01 per share, of Parent.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of May 22, 1998 among the Company, Comweld Group Pty. Ltd., GenSet S.p.A., Thermadyne Welding Products Canada Limited, the various financial institutions party thereto from time to time, DLJ Capital Funding, Inc., as syndication agent, Societe Generale, as documentation agent and ABN AMRO Bank N.V., as administrative agent, as amended from time to time, together with the related documents thereto (including, without limitation, the term loans, revolving loans and swingline loans thereunder, the letters of credit issued pursuant thereto and any guarantees and security documents).

         "FEDERAL TAX" means any Tax imposed under Subtitle A of the Code.

         "FINAL DETERMINATION" shall mean (i) any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), including a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD or (ii) the payment of Tax by the Buyers, Parent or a Subsidiary, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

         "INDENTURE" means the Indenture relating to the Notes, substantially in the form attached to Exhibit A hereto.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Parent and the Subsidiaries, taken as whole.

         "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "NOTES" means the Junior Subordinated Notes of the Company due 2009, a specimen certificate substantially the form of which is attached hereto as Exhibit A.

         "PARENT 1934 ACT REPORTS" means the reports filed by Parent in compliance with the 1934 Act during Parent's most recent fiscal year and, in any event, Parent's annual report on Form 10-K for the year ended December 31, 1998.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B.

         "SECURITIES" means, collectively, the Notes and the Warrants.

         "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Parent (including, without limitation, the Company).

         "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) in the case of Parent or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of Parent or any Subsidiary to a Taxing Authority is determined or taken into account with reference to the liability of any other Person, and (iii) liability of Parent or any Subsidiary for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied obligation (including, but not limited to, an indemnification obligation).

         "TAX SHARING AGREEMENTS" means all existing agreements or arrangements (whether or not written) binding Parent or any Subsidiary that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the principal purpose of determining any person's Tax liability.

         "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Warrants, the Indenture and the Registration Rights Agreement.

         "TRANSACTIONS" means the transactions contemplated by the Transaction Documents.

         "WARRANTS" means warrants to purchase an aggregate of 436,965 shares of Common Stock, a specimen certificate substantially the form of which is attached hereto as Exhibit C.

         (b) Each of the following terms is defined in the Section set forth opposite such term:


TERM                                           SECTION
Authorizations                                 3.09
Buyers                                         recitals
Closing                                        2.02
Company                                        recitals
Damages                                        7.02
DLJ Buyers                                     recitals
Environmental Laws                             3.08(a)
ERISA                                          3.08(a)
Indemnified Party                              7.03
Indemnifying Party                             7.03
intellectual property                          3.19
Issuer                                         2.01
Parent                                         recitals
Parent Securities                              3.04
Purchase Price                                 2.01

                                    ARTICLE 2
                                PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Parent and the Company (each, an "ISSUER") agree to issue and sell to each Buyer, and each Buyer agrees, severally and not jointly, to purchase from the applicable Issuer at the Closing such Notes and Warrants as are set forth opposite such Buyer's name on Schedule 2.01. The aggregate purchase price (the "PURCHASE PRICE") for the Notes and the Warrants applicable to each Buyer is set forth opposite such Buyer's name on Schedule
2.01. The aggregate Purchase Price payable by all Buyers shall be paid at Closing as provided in Section 2.02.

         SECTION 2.02. Closing. The closing (the "CLOSING") of the purchase and sale of the Securities hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible after satisfaction of the conditions set forth in Article 6, or at such other time or place as the parties hereto may agree. At the Closing:

         (a) Each Buyer shall deliver to the applicable Issuer the amounts set forth opposite its name on Schedule 2.01 with respect to the Notes and the Warrants to be purchased by it, in immediately available funds by wire transfer to an account of the applicable Issuer designated by such Issuer, by notice to the Buyers, not later than two business days prior to the Closing Date.

         (b) The applicable Issuer shall deliver to each Buyer duly-executed Notes and Warrants, as the case may be, in the amounts set forth opposite such Buyer's name on Schedule 2.01.

         SECTION 2.03. Purchase Price Allocation. The Issuers and the Buyers agree that the Purchase Price shall be allocated to the Notes and the Warrants for U.S. federal income tax purposes in a manner to be mutually agreed by the Issuers and the Buyers.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUERS

         Parent and the Company jointly and severally represent and warrant to the Buyers as of the Closing Date that:

         SECTION 3.01. Corporate Existence and Power. (a) Each Issuer is a corporation duly incorporated or a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all requisite power and authority to carry on its business as now conducted. Each Issuer is duly qualified to do business as a foreign corporation or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) All equity interests of each of the Issuers have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

         (c) Neither Issuer nor any of its subsidiaries is in violation of its respective organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Issuer or any of its subsidiaries is a party or by which such Issuer or any of its subsidiaries or their respective property is bound, except for such defaults which, singly or in the aggregate, would not have a Material Adverse Effect.

         SECTION 3.02. Corporate Authorization. The execution, delivery and performance by each Issuer of the Transaction Documents to which such Issuer is a party and the consummation of the transactions contemplated thereby are within such Issuer's powers and have been duly authorized by all necessary action on the part of such Issuer. This Agreement constitutes (and, when executed and delivered, each other Transaction Document to which each Issuer is a party will constitute) a valid and binding agreement of each Issuer, enforceable against each of the Issuers in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnity and contribution thereunder may be limited by applicable law.

         SECTION 3.03. Noncontravention. The execution, delivery and performance by each Issuer of the Transaction Documents to which such Issuer is a party and the consummation of the transactions contemplated thereby do not and will not
(i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under federal securities or Blue Sky laws of the various states or have been or will be obtained prior to the Closing Date), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under,
(A) the charter or
bylaws or limited liability company agreement of such Issuer or any of its subsidiaries or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to such Issuer and its subsidiaries, taken as a whole, to which such Issuer or any of its subsidiaries is a party or by which such Issuer or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such issuer any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which such Issuer or any of its subsidiaries is a party or by which such Issuer or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of such Issuer or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except, in the case of clauses (i), (ii)(B), (iv) and (v), as would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.04. Capitalization; Indebtedness. (a) The authorized capital stock of Parent consists of 30,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock. After giving effect to the Closing, there will be outstanding (i) 3,590,326 shares of Common Stock and 2,000,000 shares of Preferred Stock, (ii) options to purchase 342,356 shares of Common Stock, (iii) the rights associated with Parent's rights plan in place as of the date hereof and (iv) the Warrants.

         (b) All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable. Other than the Parent Securities, there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent, or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (the items in clauses 3.04(B)(I), 3.04(B)(II), 3.04(B)(III) and 3.04(b)(iv) being referred to collectively as the "PARENT SECURITIES"). There are no outstanding obligations of Parent or any Subsidiary to repurchase, redeem or otherwise acquire any Parent Securities, except the obligation of Parent to redeem its Preferred Stock in accordance with the terms thereof.

         (c) When executed and delivered pursuant to this Agreement, the Notes and the Warrants will constitute valid and binding obligations of the applicable Issuer. Upon the consummation of the Closing, the shares of Common Stock issuable upon the exercise of the Warrants will have been duly authorized and reserved for issuance upon exercise of the Warrants and, when issued upon such exercise and payment of the exercise price thereof, will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights.

         SECTION 3.05. Subsidiaries. (a) The entities listed on Schedule 3.05 hereto are the only subsidiaries, direct or indirect, of Parent. Except as otherwise set forth on such Schedule, all of the outstanding equity interests of each of Parent's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, as applicable, and are owned by Parent, directly or indirectly through one or more subsidiaries, free and clear of any Lien.

         SECTION 3.06. Parent 34 Act Reports. Parent has made all required filings under the 1934 Act. All of the information contained in the Parent 34 Act Reports is correct in all material respects as of the date thereof and not misleading.

         SECTION 3.07. Litigation. (a) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Transaction Documents, or suspends the sale of the Notes or the Warrants in any jurisdiction and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to any Issuer which would prevent or suspend the issuance or sale of the Notes or the Warrants in any jurisdiction.

         (b) There are no legal or governmental proceedings pending or threatened to which either Issuer or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

         SECTION 3.08. Environmental Matters. (a) Neither Issuer nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

         (b) Except as otherwise set forth in the Parent 1934 Act Reports, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.09. Licenses and Permits. Each Issuer and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each Issuer and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to such Issuer or any of its subsidiaries; except, in each case, where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.10. Financial Statements. The historical financial statements, together with related notes forming part of the Parent 34 Act Reports (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Parent and its subsidiaries on the basis stated in the Parent 34 Act Reports at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Parent 34 Act Reports (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Parent.

         SECTION 3.11. Investment Company Act. None of the Issuers is or, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof will be, and "investment company," as such term is defined in the Investment Company Act of 1940 as amended.

         SECTION 3.12. Registration Obligations. There are no contracts, agreements or understanding between any Issuer and any person granting such person the right to require such Issuer to file a registration statement under the 1933 Act with respect to any securities of such Issuer or to require such Issuer to include such securities with the securities registered pursuant to any Issuer registration statement, except as contemplated in the Registration Rights Agreement and the Investors' Agreement dated as of May 22, 1998 among Parent and the investors and stockholders party thereto.

         SECTION 3.13. No Violation of Regulation G, T, U or X. Neither Issuer nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that may cause the Transaction Agreements or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

         SECTION 3.14. No Ratings Decline. No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act (i) has imposed (or has informed any Issuer that it is considering imposing) any condition (financial or otherwise) on such Issuer's retaining any rating assigned to such Issuer or any securities of such Issuer or
(ii) has indicated to such Issuer that it is considering (A) the downgrading suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of such Issuer or any securities of such Issuer.

         SECTION 3.15. No Material Change. Since the respective dates as of which information is given in the Parent 34 Act Reports other than as set forth in the Parent 34 Act Reports (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Parent and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Parent or any of its subsidiaries and (iii) neither Parent nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

         SECTION 3.16. No Solicitation. No form of general solicitation or general advertising (as defined in Regulation D under the 1933 Act) was used by any

Issuer or any of its representatives (other than the DLJ Buyers, as to whom the Issuers make no representation) in connection with the offer and sale of the Securities contemplated here, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes or the Warrants have been issued and sold by any Issuer within the six-month period immediately prior to the date hereof.

         SECTION 3.17. Labor Matters. There is no (i) material unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against either Issuer before the National Labor Relations Board or any state or local labor relations board or (ii) strike, labor dispute, slowdown or stoppage pending or threatened against either Issuer, except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, would not have a Material Adverse Effect. To the best of the Issuers' knowledge, no collective bargaining organizing activities are taking place with respect to either Issuer, which, singly or in the aggregate, would have a Material Adverse Effect.

         SECTION 3.18. Accounting Controls. Each Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 3.19. Intellectual Property. Except as otherwise set forth in the Parent 34 Act Reports, Parent and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and, to the best of the Issuers' knowledge, neither Parent nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         SECTION 3.20. Indenture. Prior to the effectiveness of any registration statement relating to the Notes, the Indenture is not required to be qualified under the TIA.

         SECTION 3.21. No Registration. No registration under the 1933 Act of the Securities is required for the sale of the Securities to the Buyers as contemplated hereby or for exempt resales assuming the accuracy of the Buyers' representations and warranties and agreements set forth in Article 4.

         SECTION 3.22. Certificates. Each certificate signed by an officer of any Issuer and delivered to the Buyers or counsel for the Buyers shall be deemed to be a representation and warranty by such Issuer to the Buyers as to the matters covered thereby.


                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         Each Buyer, severally as to itself and not jointly, represents and warrants to Parent and the Company as of the Closing Date that:

         SECTION 4.01. Corporate/Partnership Existence and Power. Such Buyer is a partnership duly organized or a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.

         SECTION 4.02. Corporate/Partnership Authorization. The execution, delivery and performance by such Buyer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby are within the powers (corporate, partnership or otherwise) of such Buyer and have been duly authorized by all necessary action on the part of such Buyer. This Agreement constitutes (and, when executed and delivered, each other Transaction Document to which such Buyer is a party will constitute) a valid and binding agreement of such Buyer.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by such Buyer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any governmental body, agency or official (other than any filing pursuant to the HSR Act that may be required by a holder of the Warrants in connection with the exercise of the Warrants).

         SECTION 4.04. Noncontravention. The execution, delivery and performance by such Buyer of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) violate the partnership agreement or certificate of incorporation or bylaws, as the case may be, of such Buyer, (ii) violate any material indenture, agreement or mortgage to which such Buyer is a party or by which such Buyer is bound, or
(iii) assuming compliance with the matters referred to in Section 4.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree or require any material consent of any other Person.

         SECTION 4.05. Purchase for Investment. Such Buyer acknowledges that the Securities have not been registered under the 1933 Act or any state securities laws and that the purchase and sale of the Securities contemplated hereby is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, such Buyer is purchasing the Securities to be purchased by it hereunder for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the 1933 Act. Such Buyer (either alone or together with its advisors) is an "accredited investor" (as defined in Regulation D under the 1933 Act), has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Securities and is capable of bearing the economic risks of such investment. Such Buyer has been given the opportunity to ask questions of, and receive answers from, management of Parent concerning its investment in the Issuers.

         SECTION 4.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions.

         SECTION 4.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission from such Buyer or from Parent or any of its Affiliates upon consummation of the Transactions.

                                    ARTICLE 5
                            COVENANTS OF THE PARTIES

         Each party hereto agrees that:

         SECTION 5.01. Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, such party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the Transactions. Such party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transactions.

         SECTION 5.02. Certain Filings. The parties hereto shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 5.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to any Transaction Document or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         SECTION 6.01. Conditions to Obligations of each Party. The obligations of each party to consummate the Closing are subject to the satisfaction of the following conditions:

                  (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                  (b) No proceeding challenging this Agreement or any of the Transactions or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending, where, in the reasonable judgment of the Buyers, on the one hand, or the Issuers, on the other hand, there is a significant possibility of a determination in accordance with the plaintiff's demand.

         SECTION 6.02. Conditions to Obligation of the Buyers. The obligation of the Buyers to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) The Issuers shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date and (ii) the representations and warranties of the Issuers contained in this Agreement and in any certificate or other writing delivered by either of them pursuant hereto shall be true in all material respects at and as of the Closing Date (it being understood that where any such representation and warranty already includes a material adverse effect or materiality exception, no further materiality exception is to be permitted by this
         Section 6.02(a)(ii)).

                  (b) There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Parent or any of its Affiliates of all or any material portion of the business or assets of Parent or any Subsidiary, or to compel Parent or any of its Affiliates to dispose of all or any material portion of such businesses or assets, (ii) seeking to impose or confirm limitations on the ability of any Buyer or any of its Affiliates effectively to exercise full rights of ownership of its Securities or (iii) seeking to require divestiture by any Buyer or any of its Affiliates of any of its Securities.

                  (c) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed (where, in the reasonable judgment of the Buyers, there is a significant possibility that such proposal will be enacted), enacted, enforced, promulgated, issued or deemed applicable to the purchase of their Securities, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of any Buyer has a significant possibility of, directly or indirectly, resulting in any of the consequences referred to in clauses 6.02(b)(i) through 6.02(b)(iii) above.

                  (d) Each of the Transaction Documents (other than the Indenture) shall have been executed and delivered by the parties thereto other than the Buyers, the conditions to closing of each of the parties to the Transaction Documents (other than the Buyers) as set forth in such Transaction Documents shall have been satisfied or waived and, assuming due execution and delivery by the Buyers, each such Transaction Document shall be in full force and effect.

                  (e) The costs and expenses of the Buyers referred to in
         Section 8.03, shall have been paid by the Issuers.

                  (f) The Buyers shall have received an opinion or opinions of Weil, Gotshal & Manges (or other counsel reasonably satisfactory to the Buyers), counsel to the Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Buyers. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of the Issuers, copies of which certificates shall be contemporaneously delivered to the Buyers.

                  (g) The Buyers shall have received all documents they may reasonably request relating to the existence of each Issuer and the authority of each Issuer for each of the Transaction Documents, all in form and substance reasonably satisfactory to the Buyers.

         SECTION 6.03. Conditions to Obligation of the Issuers. The obligation of the Issuers to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) The Buyers shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing Date and (ii) the representations and warranties of the Buyers contained in this Agreement and in any certificate or other writing delivered by the Buyers pursuant hereto shall be true in all material respects at and as of the Closing Date (it being understood that where any such representation and warranty already includes a material adverse effect or materiality exception, no further materiality exception is to be permitted by this Section 6.03(a)(ii)).

                  (b) There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, seeking to restrain or prohibit the ownership or operation by Parent or its Affiliates of all or any material portion of the business or assets of Parent or any Subsidiary, or to compel Parent or its Affiliates to dispose of all or any material portion of such businesses or assets.

                  (c) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed (where, in the reasonable judgment of the Issuers, there is a significant possibility that such proposal will be enacted), enacted, enforced, promulgated, issued or deemed applicable to the sale of Securities, by any court, government or governmental authority or agency, domestic or foreign that, in the reasonable judgment of the Issuers has a significant possibility of, directly or indirectly, resulting in any of the consequences referred to in Section 6.03(b) above.

                  (d) Each of the Transaction Documents (other than the Indenture) shall have been executed and delivered by the parties thereto other than the Issuers and, assuming due execution and delivery by the Issuers, each such Transaction Document shall be in full force and effect.

                  (e) The Issuers shall have received all documents they may reasonably request relating to the existence of the Buyers and the authority of such Persons for each of the Transaction Documents, all in form and substance reasonably satisfactory to the Issuers.

                                    ARTICLE 7
                            SURVIVAL; INDEMNIFICATION

         SECTION 7.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until eighteen months after the Closing Date; provided that the representations and warranties contained in Sections 3.04, 3.05, 3.08, and the covenants and agreements set forth in Articles 7 and 8 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 7.02. Indemnification. (a) Parent and the Company, without duplication, hereby jointly and severally indemnify each Buyer against and agree to hold such Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by such Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Parent or the Company pursuant to this Agreement.

         (b) Each Buyer, severally but not jointly, hereby indemnifies Parent and the Company, without duplication, against and agrees to hold each of them harmless from any and all Damages incurred or suffered by them arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement.

         (c) Any amount paid by Parent, any Subsidiary or the Buyers under
Article 7 will be treated as an adjustment to the Purchase Price unless a Final Determination causes any such amount not to constitute an adjustment to the Purchase Price for Federal Tax purposes. In the event of such a Final Determination, the Buyers, Parent or any Subsidiary, as the case may be, shall pay an amount that reflects the hypothetical Tax consequences of the receipt or accrual of such payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of deductions available for interest paid or accrued and for Taxes such as state and local income Taxes.

         SECTION 7.03. Procedures. The party seeking indemnification under
Section 7.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 7.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                    ARTICLE 8
                                  MISCELLANEOUS

         SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the DLJ Buyers, to:

                  c/o DLJ Merchant Banking Partners II, L.P.
                  277 Park Avenue
                  New York, NY 10172
                  Attention: William F. Dawson, Jr.
                  Fax: (212) 892-7272

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY  10017
                  Attention: Richard D. Truesdell, Jr.
                  Fax: (212) 450-4800

if to the Issuers, to:

                  Thermadyne Holdings Corporation
                  101 South Hanley Road
                  St. Louis, Missouri 63105
                  Attention: Jim Tate or Stephanie Josephson
                  Fax: (314) 746-2374
                       (314) 746-2327

with a copy to:

                  R. Scott Cohen, Esq.
                  Weil, Gotshal & Manges LLP
                  100 Crescent Court
                  Suite 1300
                  Dallas, TX 75201-6950
                  Fax: (214) 746-7777

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 8.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective, provided that the DLJ Buyers agree that DLJ Merchant Banking Partners II, L.P. may agree to an amendment or waiver on behalf of, and as agent for, all DLJ Buyers.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.03. Expenses. All costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense; provided that (i) any costs and expenses (including fees and expenses of counsel) of each Buyer shall be reimbursed by the Issuers at the Closing and
(ii) all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement shall be paid by Parent when due, and Parent will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Buyers will join in the execution of any such Tax returns and other documentation.

         SECTION 8.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         SECTION 8.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 8.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

         SECTION 8.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.09. Appointment of Agent. Each of the DLJ Buyers hereby irrevocably constitutes and appoints DLJ Merchant Banking Partners II, L.P. as its agent and true and lawful attorney in fact with full power and discretion, in the name of and for and on behalf of each of the DLJ Buyers, in connection with all matters arising from, contemplated by or relating to the Transaction Documents. The powers of DLJ Merchant Banking Partners II, L.P. include, without limitation, the power to represent each of the DLJ Buyers with respect to all aspects of the Transaction Documents, which power shall include, without limitation, the power to (i) waive any conditions of the Transaction Documents,
(ii) amend the Transaction Documents in any respect, (iii) receive notices or other communications, (iv) deliver any notices, certificates or other documents required and (v) take all such other action and to do all such other things as DLJ Merchant Banking Partners II, L.P. deems necessary or advisable with respect to the Transaction Documents. The Issuers shall have the right to rely upon the acts taken or omitted to be taken by DLJ Merchant Banking Partners II, L.P. on behalf of the DLJ Buyers, and shall have no duty to inquire as to the acts and omissions of DLJ Merchant Banking Partners II, L.P.

         SECTION 8.10. Entire Agreement. The Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of the Transaction Documents.

         SECTION 8.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 8.12. Enforcement of Voting Rights. In the event that after December 15, 2004 the Company does not pay interest in cash on four consecutive Interest Payment Dates (as defined in the Indenture) or on six Interest Payment Dates, each of the DLJ Buyers agrees to cause, to the extent such DLJ Buyers and their affiliates shall have the power to cause, two people selected by the Holders (as defined in the Indenture) of a majority of the Accreted Value (as defined in the Indenture) of the Notes, voting as a single class, to be elected to the Board of Directors of Parent. Further, each of the DLJ Buyers agrees to cause, to the extent such DLJ Buyers shall have the power to cause, such directors to serve on the Board of Directors of Parent until such time as the Company pays interest in cash on four consecutive Interest Payment Dates following their election.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                THERMADYNE HOLDINGS CORPORATION.


                                By: /s/ JAMES H. TATE
                                   -------------------------------------------
                                   Name:     JAMES H. TATE
                                   Title:    SR. VP & CFO

                                THERMADYNE MFG. LLC


                                By: /s/ JAMES H. TATE
                                   -------------------------------------------
                                   Name:     JAMES H. TATE
                                   Title:    SR. VP & CFO


                                DLJ MERCHANT BANKING PARTNERS II, L.P.


                                By: /s/ WILLIAM F. DAWSON, JR.
                                   -------------------------------------------
                                   Name:     William F. Dawson, Jr.
                                   Title:    Principal


                                DLJ MERCHANT BANKING PARTNERS II-A,
                                  L.P.


                                By: /s/ WILLIAM F. DAWSON, JR.
                                   -------------------------------------------
                                   Name:     William F. Dawson, Jr.
                                   Title:    Principal


                                DLJ OFFSHORE PARTNERS II, C.V.


                                By: /s/ WILLIAM F. DAWSON, JR.
                                   -------------------------------------------
                                   Name:     William F. Dawson, Jr.
                                   Title:    Principal

                                DLJ DIVERSIFIED PARTNERS, L.P.


                                By: /s/ IVY DODES
                                   --------------------------------------------
                                   Name:     IVY DODES
                                   Title:    Vice President


                                DLJ DIVERSIFIED PARTNERS-A, L.P.


                                By: /s/ IVY DODES
                                   --------------------------------------------
                                   Name:     IVY DODES
                                   Title:    Vice President


                                DLJM FUNDING II, INC.


                                By: /s/ IVY DODES
                                   --------------------------------------------
                                   Name:     IVY DODES
                                   Title:    Vice President


                                DLJ MILLENNIUM PARTNERS, L.P.


                                By: /s/ WILLIAM F. DAWSON, JR.
                                   -------------------------------------------
                                   Name:     William F. Dawson, Jr.
                                   Title:    Principal


                                DLJ MILLENNIUM PARTNERS-A, L.P.


                                By: /s/ WILLIAM F. DAWSON, JR.
                                   -------------------------------------------
                                   Name:     William F. Dawson, Jr.
                                   Title:    Principal


                                DLJ EAB PARTNERS, L.P.


                                By: /s/ IVY DODES
                                   -------------------------------------------
                                   Name:     IVY DODES
                                   Title:    Vice President

                                DLJ ESC II L.P.


                                By: /s/ IVY DODES
                                   -------------------------------------------
                                   Name:     IVY DODES
                                   Title:    Vice President


                                DLJ FIRST ESC, L.P.


                                By: /s/ IVY DODES
                                   -------------------------------------------
                                   Name:     IVY DODES
                                   Title:    Vice President

                                                                   Schedule 2.01


                     Notes to be Purchased from the Company
                                       and
                      Warrants to be Purchased from Parent



    BUYERS                              SECURITIES                       PURCHASE PRICE
----------------------------------------------------------------------------------------
DLJ Merchant Banking            (1) $15,748,000 Initial Accreted          $15,748,000
Partners II, L.P.               Value of Notes
                                (2) Warrants to purchase 275,255
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJ Merchant Banking            (1) $627,000 Initial Accreted             $   627,000
Partners II-A, L.P.             Value of Notes
                                (2) Warrants to purchase 10,962
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJ Offshore Partners           (1) $774,000 Initial Accreted             $   774,000
II, C.V.                        Value of Notes
                                (2) Warrants to purchase 13,536
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJ Diversified                 (1) $921,000 Initial Accreted             $   921,000
Partners, L.P.                  Value of Notes
                                (2) Warrants to purchase 16,093
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJ Diversified                 (1) $342,000 Initial Accreted             $   342,000
Partners-A, L.P.                Value of Notes
                                (2) Warrants to purchase 5,976
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJMB Funding II, Inc.          (1) $3,212,000 Initial Accreted           $ 3,212,000
                                Value of Notes
                                (2) Warrants to purchase 56,152
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJ Millennium                  (1) $255,000 Initial Accreted             $   255,000
Partners, L.P.                  Value of Notes
                                (2) Warrants to purchase 4,451
                                shares of Common Stock
----------------------------------------------------------------------------------------


    BUYERS                              SECURITIES                       PURCHASE PRICE
----------------------------------------------------------------------------------------
DLJ Millennium                  (1) $50,000 Initial Accreted Value        $   50,000
Partners-A, L.P.                amount at maturity of Notes
                                (2) Warrants to purchase 868
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJ EAB Partners, L.P.          (1) $71,000 Initial Accreted Value        $   71,000
                                amount at maturity of Notes
                                (2) Warrants to purchase 1,236
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJ ESC II L.P.                 (1) $2,970,000 Initial Accreted           $2,970,000
                                Value of Notes
                                (2) Warrants to purchase 51,906
                                shares of Common Stock
----------------------------------------------------------------------------------------
DLJ First ESC, L.P.             (1) $30,000 Initial Accreted Value        $   30,000
                                of Notes
                                (2) Warrants to purchase 530
                                shares of Common Stock
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
TOTALS                          1) $25,000,000 Initial Accreted           $25,000,000
                                Value of Notes
                                (2) Warrants to purchase 436,965
                                shares of Common Stock
----------------------------------------------------------------------------------------

                                  Schedule 3.05

NAME                                       JURISDICTION OF ORGANIZATION
----                                       -----------------------------
Arcair Stoody Europe S.A                   Belgium

BBM Srl*                                   Italy

C&G Systems Holding, Inc.                  Delaware

C&G Systems, Inc.                          Illinois

Canadian Cylinder Company                  Canada

Comet Property Holdings, Inc.              Philippines

Comweld Group Pty. Ltd                     Australia

Comweld Malaysia SDN BHD                   Malaysia

Comweld Philippines Inc.                   Philippines

Coyne Natural Gas Systems, Inc.            Missouri

Duxtech Pty. Ltd.                          Australia

Genset SpA                                 Italy

Marison Cylinder Company                   Delaware

MECO Holding Company                       Delaware

Metalservice SA                            Chile

Modern Engineering Company, Inc.           Missouri

Ocim Srl*                                  Italy

Palco Trading Company*                     Dubai

Philippine Welding Equipment Inc.*         Philippines

PT Thermadyne Utama Indonesia              Indonesia

PT Comweld Indonesia                       Indonesia

Quetack Pty. Ltd                           Australia

Quetala Pty. Ltd.                          Australia

Quetala Unit Trust                         Australia

Soltec SA                                  Chile

Stoody Company                             Delaware

TAG Realty, Inc.                           Texas

Tecmo Srl                                  Italy

Tec. Mo. Cut Srl*                          Italy

Tec. Mo. Control Srl*                      Italy

THC Italia Srl                             Italy

Thermadyne Asia/Pacific PTE Ltd.           Singapore

Thermadyne Asia SDN BHD                    Malaysia


NAME                                       JURISDICTION OF ORGANIZATION
----                                       ----------------------------
Thermadyne Australia Pty. Ltd.             Australia

Thermadyne Brazil Holdings, Ltd.           Cayman Islands

Thermadyne Capital Corp.                   Delaware

Thermadyne Chile Holdings, Ltd.            Cayman Islands

Thermadyne Cylinder Company                California

Thermadyne de Brasil S.C. Ltda             Brazil

Thermadyne de Mexico S.A. de C.V           Mexico

Thermadyne Foreign Sales Corporation       Barbados

Thermadyne Hong Kong Limited               Hong Kong

Thermadyne Industries, Inc.                Delaware

Thermadyne Industries Limited              United Kingdom

Thermadyne International Corp.             Delaware

Thermadyne Italia Srl                      Italy

Thermadyne Japan, K.K                      Japan

Thermadyne Korea, Limited                  Korea

Thermadyne Receivables, Inc.               Delaware

Thermadyne South America Holdings, Ltd.    Cayman Islands

Thermadyne Thailand Co. Ltd.*              Thailand

Thermadyne Victor Ltda                     Brazil

Thermadyne Welding Products Canada, Ltd.   Canada

Thermal Arc, Inc.                          Delaware

Thermal Arc Philippines, Inc.              Philippines

Thermal Dynamics Corp.                     Delaware

Tweco Products, Inc.                       Delaware

Victor Coyne International, Inc.           Delaware

Victor Equipment Company                   Delaware

Victor Gas Systems, Inc.                   Delaware

Wichita Warehouse Corp.                    Kansas


100% of the stock of all domestic subsidiaries are pledged pursuant to the Credit Agreement.

65% of the stock of all foreign subsidiaries are pledged pursuant to the Credit Agreement.


*These subsidiaries are not 100% owned.

                                                                       EXHIBIT A



         THIS NOTE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A SUBSCRIPTION AGREEMENT DATED AS OF DECEMBER 22, 1999. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICE OF THE COMPANY AT 101 SOUTH HANLEY ROAD, ST. LOUIS, MISSOURI 63105.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE U.S. TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904, AS APPLICABLE, UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY

RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 3.14(J) OF THE INDENTURE AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE COMPANY. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A NON-U.S. PERSON THAT, IN EITHER CASE, IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S." AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE COMPANY TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                      THERMADYNE MFG. LLC.

                                Junior Subordinated Note due 2009


                                                      Initial Accreted Value
No. ___                                               $__________

         THERMADYNE MFG. LLC, a Delaware limited liability company (the "COMPANY"), which term includes any successor Persons under the Indenture hereinafter referred to), for value received, promises to pay to __________, or its registered assigns, the Accreted Value (as defined below) of this Note, on December 15, 2009.

         "ACCRETED VALUE" means with respect to this Note, as of any date of determination, the sum of: (a) the Accreted Value of such Note on the immediately preceding Interest Payment Date (in the event such date of determination falls before the first Interest Payment Date, the "Initial Accreted Value" specified on the face hereof) plus (b) an amount determined by multiplying (i) the amount referred to in clause (a) by (ii) 15% (provided that the accretion rate applicable to any period or portion of a period during which no interest accrues that occurs after December 15, 2004 shall be 16%) by (iii) the number of days in the period from and including the preceding Interest Payment Date to such date of determination divided by 360, less (c) any interest that accrues with respect to such period in accordance with the terms of the Note.

Interest Rate:

         Prior to December 15, 2004, unless a Cash Payment Notice (as defined below) is properly delivered by the Company, no interest shall accrue or be payable with respect to the Notes. If the Company elects to pay interest on any Interest Payment Date prior to December 15, 2004, the Company shall give written notice (each such notice a "CASH PAYMENT NOTICE") of such election to Holders five business days prior to the immediately preceding Interest Payment Date. Commencing on such immediately preceding Interest Payment Date until such Interest Payment Date for which a Cash Payment Notice has been properly delivered, interest will accrue and be payable at a rate of 15% per annum to Holders of record of the Notes at the close of business on the Regular Record Date immediately preceding the Interest Payment Date for which such Cash Payment Notice has been properly delivered, whether or not a Business Day. Failure to pay interest after proper delivery of a Cash Payment Notice for any reason shall not constitute a breach of this Note or the Indenture and the Accreted Value shall be determined as if such Cash Payment Notice had not been delivered. On or after December 15, 2004 interest will accrue and be payable at a rate of 15% per annum on each Interest Payment Date to Holders of record of the Notes at the close of business on the immediately preceding Regular Record Date; provided, that if and for so long as payment of interest on the Notes is prohibited under the terms of the Credit Agreement (as defined in the Indenture) interest shall not accrue or be payable with respect to the Notes.

         Interest Payment Dates:    March 15, June 15, September 15 and
                                    December 15 of each year.

         Regular Record Dates:      March 1, June 1, September 1 and
                                    December 1 of each year.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

         Date: December 22, 1999

                                            THERMADYNE MFG. LLC, as Issuer


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                               THERMADYNE MFG. LLC

                        Junior Subordinated Note due 2009


         This Note is one of a duly authorized issue of Notes of the Company consisting of other Junior Subordinated Notes due 2009 of the Company issued on December 22, 1999 and any replacement Notes issued in exchange for, or in lieu of, the foregoing in accordance with the Indenture. The Notes are limited in aggregate principal at maturity to the Accreted Value attributable to $25,000,000. All of such Notes shall be treated as a single issue and vote together as one class for all purposes of this Note and the Indenture.

         1. Incorporation by Reference of Provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture (as amended in accordance herewith, the "INDENTURE") attached hereto as Exhibit A. At all times during which an indenture is not required to be qualified under the TIA with respect to the Notes or the Indenture has not otherwise been executed and delivered, to the extent not inconsistent with any other terms of the Notes set forth herein, all of the terms and conditions of the Indenture shall be and are hereby incorporated by this reference in the Notes as if fully set forth herein, and shall be binding upon the Company and, by accepting a Note, each Holder, and inure to the benefit of the Holders of the Notes, except that, to the extent that the Indenture requires (i) any notices, certificates or other items to be delivered by the Company to the Trustee or any Paying Agent, such notices, certificates or other items shall be delivered instead to each Holder, (ii) any notices, certificates or other items to be delivered to the Trustee shall be delivered instead to the Company (and shall be delivered by the Company to each Holder), (iii) any notices, certificates or other items to be delivered by the Trustee to the Holders, such notices, certificates or other items shall be delivered instead by the Company to the Holders, (iv) any payments to be made by the Company to the Trustee or Paying Agent for payment to Holders, such payments shall instead be paid directly by the Company to the applicable Holder in the same manner as set forth in Section 3 below, (v) approval of the form of Notes or notations, legends or endorsements thereon by the Trustee, the Holders of a majority in outstanding principal amount of the Notes shall instead approve such form and notations, legends or endorsements (the form of Notes delivered to the initial Holders on the date of original issuance of the Notes and notations, legends and endorsements thereon being deemed to have been so approved) , (vi) any Note to be authenticated by the Trustee or an Authenticating Agent, the Notes shall instead be authenticated by the Company (the execution and delivery of any Note by manual signature of the Company to be deemed to constitute such authentication for all purposes), (vii) that a Person other than the Company and any Affiliate thereof act as Paying Agent for presentation or surrender of Notes for payment, the Company or any Affiliate thereof may nonetheless so act, (viii) the Company to initially appoint the Trustee as Registrar or Paying Agent (to the extent of acting as agent for receiving surrender or presentations of, but not deposits of payments on, Notes) and agents for service of demands and notices in connection with the Notes, the Company instead hereby appoints its office at 101 South Hanley Road, Suite 300, St. Louis, MO 63105 for such purpose (with Section 4.02 of the Indenture not to apply thereto), (ix) Notes to be canceled by the Trustee, such Notes shall instead be canceled by the Company,
(x) the Opinions of Counsel to be delivered to the Trustee pursuant to the Indenture shall instead be delivered to the Holders, (xi) any Notes to be surrendered or forwarded to the Trustee or any Paying Agent or Registrar, such Notes shall be surrendered or forwarded instead to the Company, (xii) any notices, certificates or other items to be delivered by the Holders to the Registrar or Paying Agent, such notices, certificates or other items shall be delivered instead to the Company and (xiii) Notes to be redeemed upon a partial redemption to be selected by the Trustee, such Notes shall be selected instead by the Company.

         2. Accreted Value and Interest; Subordination. The Company agrees to pay the Accreted Value of this Note on December 15, 2009.

         The Company agrees to pay interest on the Accreted Value of this Note at the rate and in the manner specified below.

         "ACCRETED VALUE" means with respect to this Note, as of any date of determination, the sum of: (a) the Accreted Value of such Note on the immediately preceding Interest Payment Date (in the event such date of determination falls before the first Interest Payment Date, the "Initial Accreted Value" specified on the face hereof) plus (b) an amount determined by multiplying (i) the amount referred to in clause (a) by (ii) 15% (provided that the accretion rate applicable to any period or portion of a period during which no interest accrues on the Notes that occurs after December 15, 2004 shall be 16%) by (iii) the number of days in the period from and including the preceding Interest Payment Date to such date of determination divided by 360, less (c) any interest that accrues with respect to such period in accordance with the terms of the Note.

Interest Rate:

         Prior to December 15, 2004, unless a Cash Payment Notice (as defined below) is properly delivered by the Company, no interest shall accrue or be payable with respect to the Notes. If the Company elects to pay interest on any Interest Payment Date prior to December 15, 2004, the Company shall give written notice (each such notice a "CASH PAYMENT NOTICE") of such election to Holders five business days prior to the immediately preceding Interest Payment Date. Commencing on such immediately preceding Interest Payment Date until such Interest Payment Date for which a Cash Payment Notice has been properly delivered, interest will accrue and be payable at a rate of 15% per annum to Holders of record of the Notes at the close of business on the Regular Record Date immediately preceding the Interest Payment Date for which such Cash Payment Notice has been properly delivered, whether or not a Business Day. Failure to pay interest after proper delivery of a Cash Payment Notice for any reason shall not constitute a branch of this Note or the Indenture and the Accreted Value shall be determined as if such Cash Payment Notice had not been delivered. On or after December 15, 2004 interest will accrue and be payable at a rate of 15% per annum on each Interest Payment Date to Holders of record of the Notes at the close of business on the immediately preceding Regular Record Date; provided, that if and for so long as payment of interest on the Notes is prohibited under the terms of the Credit Agreement (as defined in the Indenture) interest shall not accrue or be payable with respect to the Notes.

         Interest on this Note will accrue as and to the extent set forth above; provided that, after December 15, 2004 if there is no failure or delay in the payment of interest and if this Note is authenticated between a Regular Record Date and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue payments of interest and Accreted Value, to the extent lawful, at a rate per annum equal to 1% per annum in excess of the rate of interest applicable to the Notes.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and all Senior Subordinated Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture.

         3. Method of Payment. The Company will pay interest on the Notes on each Interest Payment Date for which interest is to be paid to the Persons who are Holders (as reflected in the Register at the close of business on the Regular Record Date immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of Accreted Value at maturity, the Company will make payment to the Holder that surrenders this Note to any Paying Agent (which is initially the Company) on or after December 15, 2009.

         The Company will make all payments hereunder in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments hereunder by wire transfer of immediately available funds to the accounts specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder's registered address. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         4. Paying Agent and Registrar. Initially, the Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice to the Holders. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

         5. Indenture; Limitations. In the event an indenture is required to be qualified under the Trust Indenture Act of 1939 (U.S. Code Section 77aaa-77bbbb), as amended from time to time (the "TIA"), with respect to the Notes, or at any time upon the request of Holders of in excess of 25% in aggregate principal amount of the outstanding Notes, the Company shall, and at any other time the Company, in its sole discretion, may, appoint a trustee (the "TRUSTEE") who satisfies the eligibility requirements set forth in Section 7.10 of the Indenture and, in any such event, the Company shall take whatever actions are necessary to cause an Indenture substantially in the form of Exhibit A attached hereto to be executed and delivered by the Company and the Trustee and to be qualified under the TIA. In such event, (i) this Note shall be deemed to be one of an issue of Notes of the Company issued under the Indenture; (ii) the terms of the Notes shall be deemed to include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as amended from time to time; and (iii) the Notes shall be subject to all such terms. Holders of Notes are referred to the Indenture and the TIA for a statement of all such terms. In such event, the Company may require holders of the Notes, and each Holder by his or her acceptance hereof agrees upon the Company's request, to surrender to the Trustee all Notes in the form hereof in exchange for replacement Notes substantially in the form of Exhibit A to the Indenture.

         The Notes are unsecured junior subordinated obligations of the Company.

         6. Optional Redemption. The Notes may be redeemed at the option of the Company, in whole, at any time and from time to time, on and prior to maturity at the following Redemption Prices (expressed in percentages of the Accreted Value thereof on the relevant Redemption Date), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided that the Company shall not optionally redeem any Notes except and to the extent permitted by the Credit Agreement,

                  (a) if redeemed prior to December 15, 2004 at a redemption price equal to 115% of the Accreted Value of the Notes; and

                  (b) if redeemed during the 12-month period commencing December 15 of each of the years set forth below:


          YEAR                REDEMPTION PRICE
          ----                ----------------
2004 ....................          107.5%

2005 ....................          105.0%

2006 ....................          102.5%

2007 and thereafter .....            100%

         Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder's registered address. On and after the Redemption Date, interest ceases to accrue on, and the Accreted Value shall cease to increase with respect to, Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

         7. Repurchase upon a Change in Control. Upon the occurrence of a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus, if applicable, accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, that the Company shall not be required to repurchase Notes upon a Change of Control if the Company is unable to obtain all necessary consents under the Credit Agreement for such repurchase.

         8. Denominations; Transfer; Exchange. The Notes are in fully registered form without coupons, in denominations of $1,000 and any integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         9. Persons Deemed Owners. A Holder may be treated as the owner of a Note for all purposes.

         10. Discharge Prior to Redemption or Maturity. If the Company irrevocably deposits, or causes to be deposited, with a trustee who could qualify to serve as Trustee under the Indenture money or U.S. Government Obligations sufficient to pay the then outstanding Accreted Value of and accrued interest, if any, on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to redemption or maturity, the Company will be discharged from certain covenants set forth in the Indenture.

         11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the Notes then Outstanding. Without notice to or the consent of any Holder, the Company may amend the Indenture or the Notes to the extent set forth in the Indenture.

         12. Restrictive Covenants. The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters:
(i) redemption of or payments on Junior Securities and Parity Securities; (ii) dividends on Junior Securities; (iii) transactions with Affiliates; and (iv) repurchase of Notes upon a Change in Control. Within 120 days after the end of each fiscal year, the Company must report to the Holders on compliance with such limitations.

         13. Voting. The Subscription Agreement dated as of December 22, 1999 relating to the initial purchase of this Note provides that in the event that after December 15, 2004 the Company does not pay interest in cash on four consecutive Interest Payment Dates or on six Interest Payment Dates, the Principal and its affiliates who are signatories to the Subscription Agreement shall cause, to the extent that they shall have the power to so cause, two members selected by the Holders of a majority of the Accreted Value of the Notes, voting as a single class, to be elected to the Board of Directors of Parent. Further, the Principal and such affiliates shall cause, to the extent that they shall have the power to so cause, such directors to serve on the Board of Directors until such time as the Company pays interest in cash on four consecutive Interest Payment Dates following their election.

         14. Successor Persons. When a successor person or other entity (other than a Subsidiary of the Company) assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

         15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         16. Provisions of Indenture. Each Holder, by accepting a Note, agrees, subject to Section 1 above, to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         17. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         Thermadyne Holdings Corporation
         101 South Hanley Road
         St. Louis, Missouri 63105
         Facsimile No: (314) 746-2374
                       (314) 746-2327
         Attn: Jim Tate or Stephanie Josephson

with a copy to:

                  R. Scott Cohen, Esq.
                  Weil, Gotshal & Manges LLP
                  100 Crescent Court
                  Suite 1300
                  Dallas, TX 75201-6950
                  Fax: (214) 746-7777

         Any notice required to be given to a Holder shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered address as recorded in the Register and shall be sufficiently given to a Holder if so mailed within the time prescribed.

         In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                            [FORM OF TRANSFER NOTICE]



         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.



--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)



--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

         In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date for this Note, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    Check One

         (a) [ ] this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

         (b) [ ] this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

Date:
     ------------------------


----------------------------

                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                    ----------------------------------------------


         Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Company, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Company in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -------------------------


-----------------------------------------


                     To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Note purchased by the Company pursuant to
Section 4.10 of the Indenture, check the box: [ ]

         If you wish to have a portion of this Note purchased by the Company pursuant to 4.10 of the Indenture, state the amount (in Accreted Value) below:

                  $---------------------.


Date:
     ------------------------


Your Signature:
               ---------------------------


(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                    ----------------------------


         Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT A

                               Form of Indenture

                               [see Exhibit 4.13]

                                                                       EXHIBIT B

                         Registration Rights Agreement

                               [see Exhibit 4.12]

                                                                       EXHIBIT C


                         THERMADYNE HOLDINGS CORPORATION



                      WARRANT FOR THE PURCHASE OF SHARES OF
                         THERMADYNE HOLDINGS CORPORATION


NO. ___                                                      WARRANT TO PURCHASE
                                                                 _____ SHARES OF
                                                                    COMMON STOCK




               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.




         FOR VALUE RECEIVED, THERMADYNE HOLDINGS CORPORATION, a Delaware corporation (the "COMPANY"), hereby certifies that __________, its successor or permitted assigns (the "HOLDER"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, __________ fully paid and non-assessable shares of Common Stock of the Company, par value $0.01 per share (the "WARRANT SHARES"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

         (a) DEFINITIONS.

         The following terms, as used herein, have the following meanings:

         "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company or any other security for which this Warrant may be exercised pursuant to paragraph (i) hereof after the occurrence of any of the transactions described in such paragraph.

         "EXERCISE PRICE" means $0.01 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

         "EXPIRATION DATE" means December 15, 2009 at 5:00 p.m. New York City time.

         "FAIR MARKET VALUE" means, with respect to one share of Common Stock on any date, the Current Market Price Per Common Share as defined in paragraph
(h)(3) hereof.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRINCIPAL HOLDERS" means, on any date, the Holders of at least 50% of the Warrants.

         "SUBSCRIPTION AGREEMENT" means the Subscription Agreement dated as of the date hereof between the Company, Thermadyne Mfg. LLC and the investors party thereto.

         "WARRANTS" means the Warrants issued pursuant to the Subscription Agreement.

         (b) EXERCISE OF WARRANT.

                           (1) The Holder is entitled to exercise this Warrant
                  in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Notwithstanding anything herein to the contrary, in lieu of payment in cash of the applicable Exercise Price, the Holder may elect (i) to receive upon exercise of this Warrant, the number of Warrant Shares reduced by a number of shares of Common Stock having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares, (ii) to deliver as payment, in whole or in part of the aggregate Exercise Price, shares of Common Stock having the aggregate Fair Market Value equal to the applicable portion of the aggregate Exercise Price for the Warrant Shares or (iii) to deliver as payment, in whole or in part of the aggregate Exercise Price, such number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value equal to the applicable portion of the aggregate Exercise Price for the Warrant Shares. Notwithstanding anything to the contrary in this paragraph (b)(1), if the aggregate Fair Market Value of the Common Stock applied or delivered pursuant to (i), (ii) or (iii) above exceeds the aggregate Exercise Price, in no event shall the Holder be entitled to receive any amounts from the Company.

                           (2) The Exercise Price may be paid in cash or by
                  certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                           (3) If the Holder exercises this Warrant in part,
                  this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (f) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

                           (4) Upon surrender of this Warrant Certificate in
                  conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.

         (c) RESTRICTIVE LEGEND. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is applicable.

         (d) RESERVATION OF SHARES. The Company hereby agrees that at all times it shall reserve for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

         (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share (as defined in paragraph (h)(3)) at the date of such exercise.

         The Company further agrees that it will not change the par value of the Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in paragraph (h) that would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

         (f) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

                           (1) This Warrant and the Warrant Shares are subject
                  to the provisions of a Registration Rights Agreement dated as of December 22, 1999. Each holder of this Warrant Certificate by holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby. The Holder, by its acceptance of this Warrant, will be subject to the provisions of, and will have the benefits of, the Registration Rights Agreement.

                           (2) Upon surrender of this Warrant to the Company,
                  together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment (and, if the Holder's entire interest is not being assigned, in the name of the Holder) and this Warrant shall promptly be cancelled.

         (g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

         (h) ANTI-DILUTION PROVISIONS. The Exercise Price of this Warrant and the number of shares of Common Stock for which this Warrant may be exercised shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this paragraph (h); provided that notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Common Stock, as such par value may be reduced from time to time in accordance with paragraph (e).

                           (1) In case the Company shall at any time after the
                  date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or
                  (iv) issue any shares of its capital stock in a reclassification of

                  Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, after giving effect to paragraph (h)(5), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or (iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (2) In case the Company shall fix a record date for
                  the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidences of indebtedness, cash, assets or other property (other than dividends payable in Common Stock), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth below) of the portion of the evidences of indebtedness, cash, assets or other property so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed. The fair market value of any such evidences of indebtedness, assets or other property shall be determined by the Board of Directors of the Company; provided that if the Principal Holders shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Principal Holders to determine such fair market value. The Holder shall be notified promptly of any such distribution and furnished with a description and the fair market value thereof, as determined by the Board of Directors.

                           (3) For the purpose of any computation under
                  paragraph (e) or paragraph (h)(2) hereof, on any determination date, the Current Market Price Per Common Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the Common Stock for the 20 consecutive trading days ending three days prior to such date. "DAILY PRICE" means (1) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (4) if the shares of Common Stock then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (5) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ National Market and bid and asked prices are not reported by NASDAQ, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market. If on any determination date the shares of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors, without regard to considerations of the lack of liquidity or applicable regulatory restrictions. If the Principal Holders shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of Common Stock as determined by an independent appraiser retained by the Company and reasonably acceptable to the Principal Holders. The expenses of such independent appraiser shall be paid by (x) the Principal Holders, if the fair market value determined by such appraiser is less than that determined by the Board of Directors, and otherwise

                  (y) by the Company. For purposes of any computation under this paragraph (h), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or its subsidiaries.

                           (4) In the event that, at any time as a result of the
                  provisions of this paragraph (h), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock or other securities of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                           (5) Upon each adjustment of the Exercise Price as a
                  result of the calculations made in paragraphs (h)(1) or (h)(2) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                           (6) The Company shall notify all Holders of the
                  fixing of a record date for the purpose of payment of a cash dividend to holders of Common Stock as soon as reasonably practicable, but in no event less than 20 days prior to any such record date.

                           (7) Not less than 10 nor more than 30 days prior to
                  the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this paragraph (h), the Company shall forthwith file in the custody of the secretary or any assistant secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to paragraph (f) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

                           (8) The Holder shall, at its option, be entitled to
                  receive, in lieu of the adjustment pursuant to paragraph
                  (h)(2) otherwise required thereof, on the date of exercise of the Warrants, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrants for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this paragraph (h)(8) by delivering to the Company a written notice of such exercise within seven days of its receipt of the certificate of adjustment required pursuant to paragraph (h)(7) to be delivered by the Company in connection with such distribution.

         (i) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

         (j) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

         If to the Company:         Thermadyne Holdings Corporation
                                    101 South Hanley Road
                                    St. Louis, Missouri 63105
                                    Fax: (314) 746-2374
                                         (314) 746-2327
                                    Attention: Jim Tate or Stephanie Josephson

         If to the Holder:          c/o DLJ Merchant Banking Partners II, L.P.
                                    277 Park Avenue
                                    New York, NY 10172
                                    Telecopy: (212) 892-7272
                                    Attention: William F. Dawson, Jr.


         Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

         (k) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

         (l) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

         (m) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Principal Holders and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of December 22, 1999.


                                THERMADYNE HOLDINGS CORPORATION


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:



Acknowledged and Agreed:

[HOLDER]


By:
   -----------------------------
   Name:
   Title:

                             WARRANT EXERCISE NOTICE




To:      Thermadyne Holding Corporation

         The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $.01 per share, of Thermadyne Holdings Corporation. The undersigned intends to exercise the Warrant to purchase ___________ shares (the "SHARES") at $______ per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to pay the aggregate Exercise Price for the Shares by __________ [specify any method permitted by paragraph (b) of the Warrant].

Date:
     -----------------


                                     ---------------------------------
                                     (Signature of Owner)


                                     ---------------------------------
                                     (Street Address)


                                     ---------------------------------
                                     (City)   (State)      (Zip Code)

                             WARRANT ASSIGNMENT FORM



                                                    Dated ___________ ___, _____


      FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto ______________________________________(the "ASSIGNEE"),
              (please type or print in block letters)

--------------------------------------------------------------------------------
                                (insert address)

its right to purchase up to ______ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                               Signature:
                                         ----------------------------------